Equity Income period ended 11/30/14

1.  Management Contract with Putnam Investment Management, LLC dated
February 27, 2014   Incorporated by reference to Post Effective
Amendment No. 53 to the Registrant s Registration Statement filed on March 28, 2014.
2. Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A
dated March 7, 2014    Incorporated by reference to Post Effective
Amendment No. 53 to the Registrant s Registration Statement filed on March 28, 2014.